Exhibit 99.4

                                             INSTRUCTIONS AS TO RIGHTS

      The undersigned acknowledge(s) receipt of your letter and the Prospectus relating to the Rights Offering of Pioneer Commercial Funding Corp., and hereby instructs you as follows:

 1.    Exercise of Rights.

Please exercise my rights to subscribe for shares of Common Stock as indicated below:

(a) Number of shares subscribed for pursuant to the Subscription
          Privilege:___________________

(b) Total Subscription Price (total number of share subscribed for pursuant to the Subscription
          Privilege multiplied by the Subscription Price of $2.00):
$___________________

You must contact us to arrange your method of payment of the Subscription Price.


Dated: __________, 2001


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                                    Signature



                                Please print name(s) and address(es) below:

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